Exhibit 10.2

Xinda Investment Agreement for 20,000-ton Functional Masterbatch Project

Party A: Shunqing Government, Nanchong City

Party B: Sichuan Xinda Enterprise Group Company Limited

In order to give full play to their respective advantages and promote the common development of both parties, Party A and Party B shall agree, through friendly negotiations, in accordance with the principle of voluntary equality, mutual benefit and conspiracy to develop, with Party B and / or Party B affiliated company (Party B affiliated company refers to Party B's control company's, "Xinda CI (Beijing) Investment Holdings Co., Ltd.") setting up a manufacturing enterprises with independent legal personality in the Party A's Yinghua industrial Zone in the construction of 20,000 tons of functional Masterbatch Project and related matters, and conclude this Agreement (Hereinafter referred to as "the Agreement"), subject to all the necessary and sufficient rights and powers to sign this Agreement and to fulfill all the obligations set forth in this Agreement.

Article 1.    Project Situation

Party B and / or Party B affiliated company intends to invest in the construction of 20,000 tons of functional Masterbatch Project (hereinafter referred to as the "Masterbatch Project") in Party A's Yinghua Industrial Zone. The project information is as follows:

1. Name of the Project: Xinda 20,000 Metric tons Functional Masterbatch Project

2. Project Location: Nanchong Shunqing Yinghua Industrial Zone

3. Project Land: about 35.7 acres, subject to the actually granted land surface.

4. Project Description: The project shall be a national encouraged high-tech industry project. Construction of 10 automatic functional masterbatch production lines (the main equipment is imported advanced equipment or custom equipment, the others are advanced equipment in both international and domestic industry) and ancillary facilities. Plot volume rate ≥ 1.0. (The specific construction plan of the project content is subject to the formal approval of the relevant departments and Party A is responsible for assisting Party B to handle the relevant procedures).

5. Investment: The total investment in fixed assets is not less than RMB 500,000,000 (unless otherwise stated, the currency in this Agreement, which includes attachments and other ancillary agreements, refers to "RMB").

6. Construction Commence time: immediately after the land delivery and satisfaction of the Party B or its Designated Party's (in this Agreement, Party B's "Designated Party" means a manufacturing enterprise with independent legal personality established by Party B and / or Party B affiliated company in Shunqing, Nanchong City ) agreed construction conditions.

7. Construction Period: The construction period shall be completed in one phase (including equipment installation, commissioning and putting into production of the equipment). Construction launched after completing construction of dynamic compaction, from March 30, 2017 to December 30, 2018, if the construction delay is caused by the delay of land dynamic compaction or non-Party B and its Designated Party,, the construction period should be extended for the corresponding period.

8. Final Acceptance of the Project： Upon completion of the project on schedule, Party A shall ensure that the acceptance is completed within three months from the date of completion (except for reasons of Party A).

Article 2.   Party A's Rights and Obligations

(1). Land Supply

1. Party A shall complete the land listing procedure in according with this Agreement and deliver the land to Party B in accordance with the Contract for State-Owned Construction Land Use Right.

2. Party A warrants that there is no defect in the land under this Agreement (including but not limited to the seizure, demolition dispute, ownership dispute, mortgage or any other right).

(2) Preferential Policies

1. Tax policies

Party A shall ensure that Party B's "Functional Masterbatch Project" enjoys the preferential tax policy in accordance with the provisions of national laws and regulations, and the tax department shall provide quality services to Party B according to the service standards.

Land use tax is imposed in accordance with the Opinion of Nanchong People's Government on Further Regulating the Preferential Policies for Investment Promotion in Industrial Zone (Nanfufa (2012)No. 75).

2. Charges and fees policies

Party A shall allow the project hereunder to enjoy the relevant charges and fees policies in accordance with the Opinion of Nanchong People's Government on Further Regulating the Preferential Policies for Investment Promotion in Industrial Zone (Nanfufa (2012)No. 75). and the relevant preferential policies, to ensure that , administrative fees of municipal and district levels are free. Business fee is charged with the minimum current charging standards approved by the price department. The installation and use of water, electricity and gas facilities fees shall be charged in accordance with the minimum standards approved by the provincial and municipal price departments.

3. Project Services
(1). Party A shall assist Party B to classify this Project as a key project at national and provincial level, set up project coordination group according to major investment projects, and assist Party B or its Designated Party to provide at the cost of Party B, the full service in the course of procedure handling and project constructionhelping deal with the related issues in project construction, production, operation and sales process to ensure that the interests of Party B or its Designated Party in the project under this agreement are fully implemented and implemented in a timely manner. The matters to be handled by Party A Project Coordination Group should include, but are not limited to:

3.1.1 Project approval procedures；

3.1.2 Party B shall submit the application for the establishment of the Designated Party and obtain approval from the Commercial Department;

3.1.3 Party B shall submit the application for the establishment of the Designated Party and obtain the business license and the organization code certificate;

3.1.4 Party B's Designated Party shall obtain the tax registration, foreign exchange registration, open an foreign exchange account, and complete customs filing and related equipment import procedures;

3.1.5 Party B shall obtain the construction license, including but not limited to land use right certificate, land use approval, environmental impact assessment procedures, construction land planning permits, construction planning permits, construction permits, inspection procedures and deed;

3.1.6 Party B shall prepare the relevant procedures for the production process after completion of the project, including but not limited to safe production procedures, sewage discharge permits.

(2) Party A shall facilitate and arrange on a timely basis nursery-enrollment and schooling for Party B's employees' children inthe public education institution of Party A and waive the school selecting fee.

(3) Party A shall assist Party B and its Designated Party to obtain the key project supporting funds at the national and provincial level;

(4) After the normal operation, Party A shall assist Party B's Masterbatch Project to obtain the Nanchong People's Government's preferential policies on supporting new materials industry.

(5). Party A shall assist Party B in handling the relationship with competent authorities and the surrounding towns, villages and farmers, dealing with disputes and maintaining the normal production order of Party B.

(3). Construction conditions

Party A undertakes to provide necessary temporary power, water and access to construction site during the construction period according to the land grant notice.

(4). Protection of Rights and Interests

Party A shall protect according to laws the personal, property safety and other rights and interests of Party B and its staff. During the period of land use, any project land, or any  projects, constructions or equipment related to the Agreement shall not be forcibly levied or confiscated (except for force majeure and major national policy adjustments).

(5). Performance Supervision

Party A shall have the right to supervise the performance by Party B from time to time.

Article 3.  .Rights and Obligations of Party B

(1) Design Approval and Construction

After being granted the project land hereunder, Party B shall prepare the construction design (provided that the layout shall be submitted to Party A) and engage qualified construction staff for the project. All the documents related to the construction, design and builder qualification shall be approved by or registered with the competent authorities of Party A.

The overall construction site design, planning and design program and working plan shall be subject to the approval procedure after being reviewed by Party A.

(2) Construction Progress

Party B or the designated party shall obtain the project land according to law and shall complete the construction and put into operation at the time agreed upon by the agreement.

(3) Investment Intensity

The project shall be a national encouraged high-tech industry project and Party B shall commit to the fixed asset investment of not less than RMB 500,000,000, capacity rate ≥ 1.0.

(4) Establishment of Enterprise and Tax payment

1. Establishment of an enterprise. Party B undertakes to establish a manufacturing enterprise by Party B and/ or Party B's affiliated company with independent legal personality in Shunqing, Nanchong, and carries out registration procedure and engages in the construction, operation, manufacturing, exportation and domestic distribution activities as an independent legal person for the purpose of the project hereunder, in order to ensure the tax payment for the above procedures to be levied in Shunqing District.

2. Tax. Party B undertakes that the project shall be put into production in 2019 as scheduled and fully productional in 2020 and shall realize an annual sales income of not less than RMB 1,000,000,000, and annual overall tax payment of not less than RMB 200,000,000 (except in case of force majeure event or other reasons as a result of Party B or its Designated Party, the "Tax Payment" in this agreement is calculated by the taxable income before enjoying the relevant preferential policies).

(5) Environment Protection

Party B shall conduct the construction project under this Agreement in compliance with the national standards concerning waste water, exhaust gas, noise, and solid waste emissions for corresponding functional zones. Party B or Party B's Designated Party shall solely be responsible for waste disposal and ensure that the "Three Wastes" emission shall be compliant and carry out the prevention and control of water loss and soil erosion. Party A shall assist this procedure.

(6) Security Guarantee

Party B shall implement the "security assessment" based on the "Three Simultaneities" system and carry out the high-quality construction and safety production and shall be fully liable for any quality or security incidents. Party A shall assist in dealing with the above incidents.

(7) Labor

Party B shall undertake to recruit any non-technical workers in priority from the local labor market under the same conditions.

(8) Coordination

Party A shall be entitled to supervise Party B in its construction and Party B shall have the obligation to submit to Party A any construction or performance materials and statements as required by Party A.

Article 4,   Breach of contract

(1) Any party who violates this Agreement shall bear the liability for breaching contract and compensates other party the losses; if both parties breach the contract, each shall bear the corresponding responsibility.

(2) Failure to grant land. Party A shall, in accordance with the provisions of this agreement, grant the land on time. Party B shall have the right terminate the agreement, and Party A shall return the payment (including but not limited to: the land transfer price, etc.) paid by Party B and its Designated

Party and pay the interest of all the above sums to Party B or its Designated Party at the bank loan interest rate at the same time, if Party A delays to deliver the land beyond 180 days or Party B fails to construct 30 days after receipt of the notice on Party A's admission to construct(except for force majeure),or Party A fails to list the land by May 30, 2017.

(3) Payment default. Party B or its Designated Party shall pay the land use right transfer price on time, in accordance with the "Contract for State-Owned Construction Land Use Right Assignment". Party A shall have the right to terminate the agreement and take back the land use right according to the relevant provisions and shall not return the payment paid by Party B and its Designated Party (including but not limited to: performance bond, land transfer price, etc.), if Party B or its Designated Party is postponed to pay for more than 180 days, and the buildings on the ground shall be demolished by Party B or its Designated Party free of charge and shall not be compensated, unless otherwise agreed by both parties.

(4) Construction Delay. After the project land satisfies the Party B or Party B's Designated Party' construction conditions, Party B or Party B's Designated Party shall start construction on time on the date as stipulated in this Agreement. Party A has the right to terminate the agreement, take back the land use right free of charge and shall not return the payment paid by Party B and its Designated Party (including but not limited to project performance bond, land transfer price, etc.) that Party B and its Designated Party have paid, if Party B or its Designated Party is postponed to commence for more than 60 days.

(5) Termination of the project. Party A shall have the right to terminate the agreement and to take back the land use right free of charge and shall not return the payment (including but not limited to the project performance bond, land transfer price, etc.) paid by Party B and its Designated Party, and the buildings and structures that have been built underground and on the ground shall be demolished by Party B or its Designated Party free of charge and shall not be compensated, if Party B terminates the construction of the project for its own reasons, submit to Party A the termination of the implementation of this agreement and apply for the return of land, or Party B has caused the project construction period to exceed the agreed period of this Agreement for 2 months due to its own reasons.

(6) The investment intensity of the fixed assets of the project fails to meet the agreement. After Party B is fully completed and put into production, Party A shall entrust the professional evaluation institution to evaluate the investment intensity of the fixed assets of the project. If Party B failed to reach the agreement, Party A shall notify Party B in writing .If Party B fails to complete the rectification or rectification does not meet the agreement within 6 months from the date of written notice, Party B shall bear the liability for breach of contract; when completion of fixed assets investment of less than 70% (excluding 70%), Party A has the right to terminate this agreement, not to return Party B the project performance bond, and is free of charge to take back the land use rights under this agreement. Party B or its Designated Party shall pay Party A a liquidated damages equivalent to the difference between the actual investment amount and the agreed investment amount within one month. Party A shall also require Party B or its Designated Party to demolish the building and structures underground and on the ground and restore the site and the buildings and structures that have been built within the scope of the parcel are not compensated; When completion of fixed assets investment of 70% but less than 100%, Party A shall not refund the project performance bond paid by Party B, and Party B or its Designated Party shall pay Party A the liquidated damages equivalent to the difference between the actual investment amount and the agreed investment amount within one month and continue to invest to make up the investment difference.

(7) Comprehensive tax fails to meet the agreement. If Party B's annual comprehensive tax does not meet the agreement, Party B or its Designated Party should pay Party A liquidated damages within first three 3 months of the next year. The amount of liquidated damages for the agreement shall be a comprehensive tax minus Party B and its Designated Party's actual comprehensive tax. If Party B fails to perform this Agreement and causes the relevant comprehensive tax to fail to reach the agreed terms (affirmed by Party A), Party B and its Designated Party shall be exempted from any force majeure due to national policy or significant influence of the economic environment.

(8) Stop or change the scope of production and operation of the project. If Party B or the Designated Party, due to the reasons other than exemptions or Party A's failure to perform this Agreement, ceases the production and operation of the project or changes the scope of production and operation of the project without authorization, Party A shall notify Party B or the Designated Party within a limited period of time to complete the rectification, such as a written notice notifying that if Party B cannot complete the rectification within one month from the date, Party A has the right to terminate this agreement, not to return Party B the project performance bond and take back the land use right under this Agreement free of charge, and Party B or its Designated Party shall demolish the building and structures underground and on the ground and restore the site and the buildings and structures that have been built within the scope of the parcel are not compensated. For the avoidance of doubt, Party B or its Designated Party shall not be liable for breach of contract if Party B or its Designated Party ceases the production and operation of the project or changes the scope of production and operation of the project due to exemptions or Party A's failure to perform this Agreement; If it is necessary to change, it shall be determined by both, and Party A shall provide positive assistance and cooperation for the change of Party B or its Designated Party.
(9) Exemptions

In the event that the occurrence of major changes in national laws and regulations, or force majeure events due to earthquakes, typhoons, floods, fires, wars, and other unforeseen events that cannot be prevented or avoided by their occurrence and consequences (collectively referred to as "exemptions" ) causes the result that the performance of this Agreement is directly affected or the performance of the Agreement cannot be fulfilled, the party having the above exemptions shall inform the other party within 7 working days and shall provide a valid supporting document containing the details of the exemptions and the reasons for the inability to perform or requirement of deferred fulfillment in whole or in part of this Agreement within 5 working days from the date of the notification. The parties shall, within 2 months after the occurrence of the exemption, negotiate whether to terminate this Agreement or exempt from the performance of the agreement within the scope of the exemptions or extend the time limit for the execution of the agreement. If both parties agree to terminate this agreement, both parties shall not bear the liability for breach of contract, the relevant matters to be negotiated.

Article 5.   Co-Responsibility

(1) Confidentiality. Unless otherwise required by laws, government or stock exchanges, each Party shall strictly keep confidential the content of this Agreement and all the information or materials of the other Parties obtained in the performance of this Agreement and shall not disclose or provide to any other persons without the prior written notice of the other Parties, or use such information or materials for any purpose other than those provided herein.

(2) Good Faith. This Agreement shall be binding upon all the Parties upon execution. Each Party shall perform its obligations hereunder based on the principle of "honoring contract and having good faith".

(3) Both parties shall have the necessary rights and have acquired all necessary authorization to sign and perform this Agreement. The obligations under this Agreement are binding and enforceable in accordance with the law.

(4) Party A shall agree, that Party B and/ or Party B affiliated company, after severally or jointly completing the establishment procedures on setting up a legal manufacturing entity in Shunqing District, Nanchong City, shall be entitled to assign all the rights and obligations under this Agreement to the manufacturing entity ("Party B's Designated Party" under this Agreement) and Party A shall coordinate with it and issue or sign any necessary documents or procedures, provided that Party B shall bear joint and several liabilities to the performance of its Designated Party.

Article 6.   Other Provisions

(1) The matters not covered by this Agreement shall be negotiated by the parties and signed in writing.

(2) The establishment, signing, validity, interpretation and performance of this Agreement shall be governed by the laws of the People's Republic of China. All disputes relating to this Agreement shall be settled in consultation with each other and in a friendly manner. If the negotiation fails, either party shall bring a lawsuit to the People 's Court with jurisdiction over Party A' s location.

(3) The validity, legality, or enforceability of the rest of this Agreement shall not be affected or compromised in any way if any one, multiple, or partial agreement of this Agreement is determined to be invalid, unlawful or unenforceable by law. The parties shall, in good faith, seek to replace those invalid, unlawful or unenforceable agreements with the maximum permissible and effective agreement between the parties and the expectations of the parties, and the economic effects arising from such effective agreement shall be as effective as those legitimate or non-enforceable agreements.

(4) This Agreement shall come into effect upon execution by the legal/authorized representative of each Party with the common seal affixed thereto.

(5) This Agreement is executed in eight counterparts and each Party shall keep four copies.

This Agreement is executed in eight counterparts and each Party shall keep four.

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(Signature page to Xinda Investment Agreement on 20,000-ton Functional Masterbatch Project)

IN WITNESS HEREOF, the following three Parties have signed the Agreement:

Party A: Shunqing Government, Nanchong City (Seal)

Signed by Legal Representative or Authorized Representative: (signature)

Party B: Sichuan Enterprise Group Company Limited (Seal)

Party B: Sichuan Enterprise Group Company Limited (Seal)

Date of execution: March 17, 2017